UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario	000-55991	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15315 W. Magnolia Blvd., Suite 120
 Sherman Oaks, California, United States 91403
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 979-1897

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 - REGULATION FD

Item 7.01          Regulation FD Disclosure.

On February 15, 2022, the Company disseminated a news release which is reproduced below in its entirety.

Petroteq Announces Economic Evaluation of Sands By-Product
from Oil Extraction

SHERMAN OAKS, CA / ACCESSWIRE / February 15, 2022 / Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV:PQE) (OTC PINK:PQEFF) (FSE:PQCF), an oil company focused on the development and implementation of its proprietary oil extraction and remediation technologies, is pleased to announce the completion of a third-party economic evaluation report dated February 10, 2022 (the "Report") in relation to sands anticipated to be produced as by-products of petroleum products from oil sands at the Asphalt Ridge NW Leases in Uintah County, Utah.  The Report was prepared by Broadlands Minerals Advisory Services Ltd. ("Broadlands"), a U.S. based, independent mineral advisory company, with input from Q4 Impact Group, LLC  ("Q4 Impact"), under engagement to Broadlands, on markets and prices for the sand products.

The Report is premised on the completion by Petroteq of an extraction plant capable of producing 5,000 barrels of high-grade oil per day (bpd) on what is referred to in the Report as the "Indago Lease," which consists of approximately 3,458 acres of oil sands leases that the Company recently acquired from Valkor, LLC in exchange for the Company's Temple Mountain Leases.  The assignment of the Indago Lease from Valkor to the Company (acting through its subsidiary TMC Capital, LLC) remains subject to final approval by the State of Utah's School and Institutional Trust Land Administration.

The Company believes that the sands are suitable for use as (a) silica flour, (b) fracking sand, and (c) bulk construction sands and aggregates (including road base).  Accordingly, Broadlands economic analysis focused on the markets available for the sale of the three categories of by-product sands.  Broadlands noted that an extraction plant producing 5,000 bpd is estimated by Petroteq to be capable of yielding 6,000 tons of sand per day or 1,860,000 tons per year (based on 310 operating days per year and operating 24 hours per day), and that silica flour is postulated to be 15 percent of the saleable product, fracking quality sand 55 percent, and bulk sand 30 percent.  The economic forecast is based on 20 years of sales from such a 5,000 bpd operation, following two years for construction and start-up of the extraction plant and sands processing facility and related infrastructure.

The cash flow analysis was run on a pre-income tax basis, at discount rates of 0.0, 7.5 and 15 percent; the results show potential economic benefit in the base case of a Net Present Value (NPV) of $1,285, $602, and $341 million, respectively. The base case cash flow used a selling price of $40 per ton for the unprocessed dry, clean by-product sand. Q4 Impact provided market sale price analysis to arrive at a reasonable selling price for the cash flow forecast. Broadlands notes the economic model and base case numbers may not be realized due to market factors.

Broadlands based their economic analysis on information orally conveyed to them and no testing of sands from the Indago Lease has been performed by Broadland or by the Company.  Broadlands confirmed that they performed their analysis in general accordance with acceptable mineral industry standards, and that technical issues discussed in the Report are in accordance with the standards of Subpart 1300 of Regulation S-K ("SEC S-K 1300") promulgated by the Securities and Exchange Commission.  In particular, Broadlands confirmed that they consider the sands at the Indago Lease to be Material of Economic Interest, as defined in SEC S-K 1300, and that Broadlands is required to expressly note that, as such, there is no assurance that the sands at the Indago Lease will be converted to saleable material.

Broadlands also indicated that they have relied on reports prepared for Petroteq by other parties, discussions with Petroteq and Valkor, LLC, reviews of publicly available information, and information gathered during a visit to the oil sands around Venal, Utah on December 21, 2021, which, due to illness of the party that Broadlands was to meet, was perfunctory and limited in scope.  Broadlands also visited Petroteq's existing plant and examined stockpiles of raw material.

Independently, the Company has recently completed the evaluation of the clean sand tailings that are a byproduct of the oil extraction process. It was determined that 60-70% of the sand falls within a 40-140 mesh size range and has a crush strength exceeding 8,000 psi, giving the sand an 8K crush factor and confirming that the sand is suitable for use as a fracking sand. The 20% of tailings grading larger than 40 mesh can be used as an aggregate for concrete. The Company is now working to develop sales channels for the fracking sand and aggregate components of the tailings with a view towards maximizing the value of the clean sand tailings.

Petroteq's CTO and Interim CEO, Dr. Vladimir Podlipsky commented, "Broadlands evaluation report provides the potential economic benefit from the sale of sands is significant and provides an attractive enhancement to the value of the extraction process further enhances the forecast value of the Petroteq extraction technology. The Petroteq operation can produce "green" energy with high quality oil extraction, while also remediating the oily sand and turning it into a useable, marketable resource."

About Petroteq Energy Inc.

Petroteq is a clean technology company focused on the development, implementation, and licensing of a patented, environmentally safe and sustainable technology for the extraction and reclamation of heavy oil and bitumen from oil sands and mineable oil deposits. The versatile technology can be applied to both water-wet deposits and oil-wet deposits - outputting high-quality oil and clean sand.

Petroteq believes that its technology can produce a relatively sweet heavy crude oil from deposits of oil sands without requiring the use of water, and therefore without generating wastewater which would otherwise require the use of other treatment or disposal facilities which could be harmful to the environment. The Petroteq process is intended to be a more environmentally friendly extraction technology that leaves clean residual sand that can be sold or returned to the environment, without the use of tailings ponds or further remediation.

For more information, visit www.petroteq.energy.

Forward Looking Statements

Certain statements contained in this press release contain forward-looking statements within the meaning of the U.S. and Canadian securities laws. Words such as "may," "would," "could," "should," "potential," "will," "seek," "intend," "plan," "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company are intended to identify forward-looking information, including: the plan to proceed with construction of a 5,000 bpd extraction plant, sands processing facilitaty and related infrastructure; the expectation that the plant, once completed would be capable of yielding 6,000 tons of sand per day or 1,860,000 tons per year; the expectation that the Company will be successful in developing sales channels for sand for as silica flour, fracking sand, and bulk and aggregate sand, with a view towards maximizing the value of the clean sand tailings; or that the projected prices for the sand by-products on which the economic analysis are premised are achievable and sustainable. Readers are cautioned that there is no certainty that it will be commercially viable to produce any portion of its resources, or that the sands at the Indago Lease will be converted to saleable material. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, based on information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation, receipt of director and Exchange approval for the debt conversion transaction. Material factors or assumptions were applied in providing forward-looking information. While forward-looking statements are based on data, assumptions and analyses that the Company believes are reasonable under the circumstances, whether actual results, performance or developments will meet the Company's expectations and predictions depends on a number of risks and uncertainties that could cause the actual results, performance and financial condition of the Company to differ materially from its expectations. Certain of the "risk factors" that could cause actual results to differ materially from the Company's forward-looking statements in this press release include, without limitation: uncertainties inherent in the estimation of resources, including whether any reserves will ever be attributed to the Company's properties; since the Company's extraction technology is proprietary, is not widely used in the industry, and has not been used in consistent commercial production, the Company's bitumen resources are classified as a contingent resource because they are not currently considered to be commercially recoverable; full scale commercial production may engender public opposition; the Company cannot be certain that its bitumen resources will be economically producible and thus cannot be classified as proved or probable reserves in accordance with applicable securities laws; changes in laws or regulations; the ability to implement business strategies or to pursue business opportunities, whether for economic or other reasons; status of the world oil markets, oil prices and price volatility; oil pricing; state of capital markets and the ability of the Company to raise capital (which would be required for the Company to build a larger plant, including one that could produce up to 5,000 bpd; litigation; the commercial and economic viability of the Company's oil sands hydrocarbon extraction technology, and other proprietary technologies developed or licensed by the Company or its subsidiaries, which currently are of an experimental nature and have not been used at full capacity for an extended period of time; reliance on suppliers, contractors, consultants and key personnel; the ability of the Company to maintain its mineral lease holdings; potential failure of the Company's business plans or model; the nature of oil and gas production and oil sands mining, extraction and production; uncertainties in exploration and drilling for oil, gas and other hydrocarbon-bearing substances; unanticipated costs and expenses, availability of financing and other capital; potential damage to or destruction of property, loss of life and environmental damage; risks associated with compliance with environmental protection laws and regulations; uninsurable or uninsured risks; potential conflicts of interest of officers and directors; risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; and other general economic, market and business conditions and factors, including the risk factors discussed or referred to in the Company's disclosure documents, filed with United States Securities and Exchange Commission and available at www.sec.gov (including, without limitation, its most recent annual report on Form 10-K under the Securities Exchange Act of 1934, as amended), and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com.

Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward- looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

Unless otherwise specified, all dollar amounts in this press release are expressed in U.S. dollars.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

CONTACT INFORMATION

Petroteq Energy Inc.

Vladimir Podlipskiy

Interim Chief Executive Officer

Tel: (800) 979-1897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.

DATE: February 15, 2022	By:	/s/ Vladimir Podlipskiy Vladimir Podlipskiy Interim Chief Executive Officer